    As filed with the Securities and Exchange Commission on April 3, 1998
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                          TRANSWORLD HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

       NEW YORK                                              13-3098275
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

555 MADISON AVENUE, NEW YORK, NEW YORK                           10022
(Address of Principal Executive Offices)                        (Zip Code)


                         1992 AMENDED STOCK OPTION PLAN
                            (Full title of the plan)

                               WAYNE A. PALLADINO
                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Name and address of agent for service)

                                 (212) 750-0064
         (Telephone number, including area code, of agent for service)

                      COPIES TO: LESLIE J. LEVINSON, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                PROPOSED
                                                         PROPOSED               MAXIMUM
TITLE OF                                                 MAXIMUM                AGGREGATE
SECURITIES                        AMOUNT TO BE           OFFERING PRICE         OFFERING PRICE            AMOUNT OF
TO BE REGISTERED                  REGISTERED             PER SHARE (1)          (1)                       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par                1,500,000
value $.01 per share....          shares                 $ 6.0625               $ 9,093,750               $ 2,755.68
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant's Common Shares as reported by the Nasdaq National Market(R) on April 1, 1998.

                                EXPLANATORY NOTE

         The contents of the registration statement of Transworld HealthCare, Inc. (the "Company") on Form S-8 (File No. 333-06013) are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

Exhibit Number                      Description of Exhibit
--------------                      ----------------------
 5.1* Opinion of Baer Marks & Upham LLP as to the legality of the securities being registered hereby.

23.1*                      Consent of Baer Marks & Upham LLP (included in
                           Exhibit 5.1).

23.2* Consent of Coopers & Lybrand L.L.P., independent accountants of the Company.

24*                        Power of Attorney (included on page II-3 of this
                           Registration Statement).
---------------------
*Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of April 1998.

                           TRANSWORLD HEALTHCARE, INC.


                           /s/TIMOTHY M. AITKEN
                           ------------------------------------------------
                           Timothy M. Aitken
                           Chairman of the Board, President and
                           Chief Executive Officer (Principal Executive Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne A. Palladino as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                      Date
---------                           -----                                      ----

/s/TIMOTHY M. AITKEN         Chairman of the Board, President and         April 3, 1998
------------------------     Chief Executive Officer (Principal
Timothy M. Aitken            Executive Officer)


/s/WAYNE A. PALLADINO        Senior Vice President and Chief              April 3, 1998
------------------------     Financial Officer (Principal
Wayne A. Palladino           Financial and Accounting Officer)


/s/LEWIS S. RANIERI          Director                                     April 3, 1998
------------------------
Lewis S. Ranieri


/s/SCOTT A. SHAY             Director                                     April 3, 1998
------------------------
Scott A. Shay


/s/MICHAEL G. SCOREY         Director                                     April 3, 1998
------------------------
Michael G. Scorey



                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT NUMBER            Description                                                      PAGE NUMBER
--------------            -----------                                                     ------------
   5.1                    Opinion of Baer Marks & Upham LLP as to the
                          legality of the securities being registered hereby.

  23.1                    Consent of Baer Marks & Upham LLP (included in
                          Exhibit 5.1).

  23.2 Consent of Coopers & Lybrand L.L.P., independent accountants of the Company.

  24 Power of Attorney (included on page II-3 of this Registration Statement).
